SUPERIOR COURT OF ARIZONA
MARICOPA COUNTY

MARY KAUFOLD, Derivatively on Behalf of Nominal Defendant FIRST SOLAR, INC.,
Plaintiff,
v.
MICHAEL J. AHERN; ROBERT K. GILLETTE, MARK R. WIDMAR, JENS MEYERHOFF, JAMES ZHU, BRUCE SOHN, DAVID EAGLESHAM, CRAIG KENNEDY, JAMES F. NOLAN, WILLIAM J. POST, J. THOMAS PRESBY, PAUL H. STEBBINS, MICHAEL SWEENEY, JOSE H VILLARREAL,
Defendants,
and
FIRST SOLAR, INC.,
Nominal Defendant.
Case No. CV2013-009938 NOTICE OF PROPOSED DERIVATIVE SETTLEMENT (The Honorable Daniel Martin)

TO:        ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF STOCK OF FIRST SOLAR, INC. (“FIRST SOLAR” OR THE “COMPANY”) AS OF NOVEMBER 6, 2020 (“CURRENT FIRST SOLAR STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD FIRST SOLAR STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE SETTLING PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of Arizona, Maricopa County (the “Court”), that a proposed Settlement has been reached in the above captioned shareholder derivative action brought derivatively on behalf of First Solar (the “Action”), pursuant to a stipulation of settlement filed with the Court (the “Settlement” or the “Stipulation”).
As explained below, on December 1, 2020 at 9:00 a.m., the Court will hold a hearing via video or telephone conference (the “Settlement Hearing”) to determine: (i) whether to enter an order approving the terms of the Settlement as fair, reasonable, and adequate; (ii) whether a final judgment should be entered (the “Judgment”); (iii) whether the Court should award the requested attorneys’ fees and reimbursement of expenses for Plaintiff’s counsel; and (iv) such other matters as may be necessary or proper under the circumstances. The Court will disseminate dial-in or log-in information for the Settlement Hearing on the business day immediately preceding the date of the Settlement Hearing. DIAL-IN OR LOG-IN INFORMATION WILL ONLY BE PROVIDED TO THOSE CURRENT FIRST SOLAR STOCKHOLDERS WHO HAVE COMPLIED WITH THE PROCEDURE SPECIFIED HEREIN FOR APPEARING AT THE SETTLEMENT HEARING.
The terms of the Settlement are set forth in the Stipulation dated October 28, 2020. The Settlement provides for corporate governance changes designed to protect the Company and its shareholders going forward. If approved by the Court, the Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be accessed in-person, by mail, by phone, by fax, by email or online by following the instructions provided by the Clerk of Superior Court, Maricopa County, Arizona here: https://www.clerkofcourt.maricopa.gov/records/obtaining-records. Furthermore, the complete case docket listing each filing can be accessed online here: http://www.superiorcourt.maricopa.gov/docket/CivilCourtCases/caseInfo.asp?caseNumber=CV2013-009938. In response to COVID-19, to the extent possible, the Court encourages those seeking copies of public records to avoid in-person visits and use alternative options.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.
THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of First Solar and its stockholders. The Settlement will result in changes to the Company’s corporate governance, not in payments to individuals, and, accordingly, there will be no claims procedure.
SUMMARY OF THE ACTION
First Solar is a Delaware corporation headquartered in Tempe, Arizona. On July 16, 2013, Plaintiff and Nancy Bargar (“Bargar”)1 filed a Verified Shareholder Derivative Complaint (the “Complaint”) on behalf of First Solar in the Superior Court of Arizona, Maricopa County (the “Court”), alleging breaches of their fiduciary duties to the Company, waste of corporate assets, unjust enrichment, and other violations of law (the “Action”). Specifically, Plaintiff alleged the Individual Defendants breached their fiduciary duties by concealing certain expenses related to manufacturing of the Company’s products, as well as issuing or approving false or misleading statements in filings with the U.S. Securities and Exchange Commission (“SEC”) related to the Company’s cost per watt figures, warranty expenses, and certain manufacturing deficiencies. Plaintiff further alleged that the Individual Defendants breached their fiduciary duties by using material non-public information to effectuate sales of First Solar stock at artificially inflated prices. Plaintiff also alleged that certain Individual Defendants, as current and former executive officers of the Company, were unjustly enriched by receipt of unwarranted compensation based on false and misleading reports on improvements in the Company’s cost per watt metric. Lastly, Plaintiff alleged that certain other Individual Defendants wasted corporate assets by granting this undeserved compensation to those executives.
Previously, on March 15, 2012, First Solar shareholders commenced a putative class action in the United States District Court for the District of Arizona (the “Arizona Federal Court”) entitled Smilovits v. First Solar, Inc., No. 12-cv-00555-PHX-DGC against First Solar
1 On October 31, 2019, Bargar filed a Notice of Proposed Voluntary Dismissal of Claims of Plaintiff Bargar as a result of Bargar having sold her shares of First Solar. On December 5, 2019, the Court entered an order granting the voluntary dismissal.

and certain of its current and former officers alleging violation of federal securities laws (the “Class Action”).
On April 3 and 10, 2012, two shareholder derivative actions were filed on behalf of First Solar in the United States District Court for the District of Delaware (“Delaware Federal Court”) against certain current and former officers and directors of First Solar (the “Delaware Federal Derivative Action”). On April 30, 2012, the Delaware Federal Court entered an order consolidating these two actions.
Four additional shareholder derivative actions were filed in Arizona Federal Court against certain current and former officers and directors of First Solar on April 12 and 19, 2012, and May 17 and 30, 2012. On August 8, 2012, the Arizona Federal Court entered an order consolidating these four shareholder derivative actions (hereinafter, the “Federal Consolidated Derivative Action”). On December 17, 2012, the Arizona Federal Court stayed the Federal Consolidated Derivative Action pending resolution of the Class Action.
On May 15, 2012, the defendants in the Delaware Federal Derivative Action moved to dismiss that lawsuit or transfer it to the Arizona Federal Court. On July 12, 2013, the Delaware Federal Court granted defendants’ transfer request, and the transfer was completed on July 15, 2013. On August 13, 2013, the Arizona Federal Court consolidated the transferred Delaware Derivative Action with the Federal Consolidated Derivative Action (the “Consolidated Derivative Action”).
By order dated October 4, 2013, this Court granted the Parties’ stipulation that Defendants should have no obligation to answer or otherwise respond to the Complaint until 45 days following the earlier of: (a) the entry of a final order in the Class Action; (b) the expiration of the stay issued in the Consolidated Derivative Action; or (c) the amendment or termination of the stipulation upon the motion of any party. Pursuant to the Parties’ stipulations, this Court continued the stay by orders dated November 6, 2013, March 31, 2014, July 9, 2014, November 13, 2014, March 26, 2015, July 24, 2015, November 9, 2015, March 9, 2016, June 30, 2016, October 31, 2016, February 28, 2017, July 7, 2017, October 25, 2017, March 6, 2018, July 9, 2018, November 9, 2018, March 5, 2019, July 9, 2019, November 6, 2019 and March 5, 2020.
On March 11, 2016, the plaintiffs in the Consolidated Derivative Action (the “Consolidated Derivative Action Plaintiffs”) filed an amended complaint, and on April 1, 2016,

the defendants in that lawsuit moved to dismiss the amended complaint. On June 30, 2016, the Arizona Federal Court granted the Company's motion to dismiss the amended complaint in the Consolidated Derivative Action on demand futility grounds. The Arizona Federal Court dismissed with prejudice the Consolidated Derivative Action Plaintiffs' claims for insider trading and unjust enrichment. The Arizona Federal Court granted the Consolidated Derivative Action Plaintiffs leave to amend their breach of fiduciary duty claims.
On July 14, 2016, the Consolidated Derivative Action Plaintiffs filed a motion for reconsideration of portions of the order granting the Company's motion to dismiss. The Arizona Federal Court denied the motion for reconsideration on August 4, 2016.
On January 23, 2017, the Arizona Federal Court entered judgment for defendants and dismissed the Consolidated Derivative Action. On January 27, 2017, the Federal Derivative Action Plaintiffs appealed the Arizona Federal Court’s dismissal to the U.S. Court of Appeals for the Ninth Circuit. On June 13, 2018, the Ninth Circuit affirmed the Arizona Federal Court’s dismissal of the Consolidated Derivative Action, issuing its formal mandate dismissing the case on July 6, 2018.
On January 6, 2020, the parties to the Class Action informed the Arizona Federal Court that they had reached a settlement in that matter. On February 14, 2020, the plaintiffs in the Class Action filed a motion for preliminary approval of the settlement, and on March 5, 2020, the Arizona Federal Court entered an order approving the motion. On April 24, 2020, plaintiffs in the Class Action filed a motion for final approval of the settlement. On June 30, 2020, the Arizona Federal Court entered an order granting final approval of the settlement of the Class Action.
On June 29, 2020, Plaintiff submitted a settlement demand to counsel for Defendants outlining the preliminary terms of a settlement of the Action, including proposed reforms to the Company’s corporate governance practices. Also on June 30, 2020, the Parties filed a Joint Motion to Lift the Stay that had continued in place since October 2013. On July 14, 2020, Defendants filed a motion to dismiss the Complaint (the “Motion to Dismiss”) and sent their initial response to Plaintiff’s settlement demand the following day.
The Parties commenced arm’s-length negotiations of a potential settlement of this Action. On July 17, 2020 the Parties held a conference call to discuss their respective positions on the potential to resolve the Action. On July 29, 2020 the Parties agreed to an extension of time for Plaintiff to respond to Defendants’ Motion to Dismiss to facilitate the Parties’ ongoing settlement negotiations and conserve judicial and party resources.
The Parties held a follow-up call on September 3, 2020 to further discuss the terms of a potential resolution of this Action. During the call, the Parties agreed to grant a second extension of time for Plaintiff to respond to Defendants’ Motion to Dismiss. The following day, Defendants sent a letter to Plaintiff memorializing Defendants’ positions on the preliminary terms of a settlement. Following several rounds of email communications, on September 14, 2020, the Parties reached an agreement on the preliminary terms of a potential settlement of the Action.
The Parties continued arm’s-length negotiations over the remaining terms of a potential settlement. In connection with those negotiations, the Parties exchanged numerous rounds of email communications and drafts of a stipulation of agreement and its accompanying exhibits. Thereafter, on October 28, 2020, the Parties reached an agreement to resolve the Action on the terms set forth herein.
TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.
First Solar Agrees to Adopt Corporate Governance Changes
No later than ninety (90) days after the Effective Date, First Solar shall adopt the following corporate governance enhancements; with respect to the revisions currently in place, Defendants acknowledge that such revisions are responsive to the claims made by Plaintiff in the Action:
(a)First Solar has agreed to amend the Charter for its Technology Committee (formerly known as the Technology Review Committee) in the following ways:
(i)Section II shall be revised to provide that the members of the Committee shall be appointed by the Board “upon recommendation of the Nominating and Governance Committee”;

(ii)Section III(1) shall be revised to provide that the Committee shall “[r]eview periodically technology, product manufacturing operations and manufacturing engineering improvement programs”;
(iii)Section III(2)(d) shall be revised to provide that the Committee shall review, on a regular basis, “[b]enefits, risks and potential risk mitigation measure associated with the proposed technology development programs”; and
(iv)Section IV shall be revised to provide that the chairperson will be appointed “upon recommendation of the Nominating and Governance Committee.”
(b)First Solar has amended the Charter for its Audit Committee in the following ways:
(i)Section II(a) has been revised to provide that the chairperson shall be appointed “upon recommendation of the Nominating and Governance Committee”;
(ii)Section IV(c) has been revised to provide that the Audit Committee shall “[a]pprove annually the proposed audit plan for the coming year and all significant changes to the plan”;
(iii)Section (IV)(c) has been revised to provide that the Audit Committee shall “[a]pprove annually the Internal Audit Charter”; and
(iv)Section (IV)(c) has been revised to provide that the Audit Committee shall “[r]eview the effectiveness of the internal audit function, including conformance with The Institute of Internal Auditor’s the Definition of Internal Auditing, Code of Ethics and the International Standards for Professional Practice of Internal Auditing.”

DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement, the Final Order and Judgment, and dismissal of the Action with prejudice. The Settlement is also conditioned upon such dismissals having become final and non-appealable (the “Effective Date”).
Upon the Effective Date, Plaintiff (acting on her own behalf and derivatively on behalf of First Solar), First Solar, and each and every other First Solar stockholder claiming by, through, in the right of, derivatively, or on behalf of First Solar, on behalf of themselves and their Related Persons, shall and hereby do fully, finally and forever release, relinquish, discharge and dismiss, with prejudice, the Released Persons from any and all Released Plaintiff’s Claims. In addition, Plaintiff agrees on behalf of herself and her Related Persons not to initiate, prosecute, assist in, or facilitate the prosecution of any other claims arising out of the same nucleus of operative facts giving rise to the Action. Upon the Effective Date, each of the Released Persons, shall and hereby do fully, finally, and forever release, relinquish and discharge Plaintiff, Plaintiff’s Counsel, and all other First Solar stockholders and their counsel from any and all Released Defendants’ Claims.
ATTORNEYS’ FEES AND EXPENSES
After negotiation of the principal terms of the Settlement, counsel for Plaintiff and Defendants then negotiated at arm’s-length the amount of attorneys’ fees and reimbursement of expenses to be paid to Plaintiff’s Counsel. As a result of these negotiations, the Company and/or its insurers agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel in the total amount of $199,000.00 (the “Fee and Expense Award”), subject to approval of the Court. The Parties mutually agree that the Fee and Expense Award is fair and reasonable in light of the substantial benefits conferred upon First Solar and its stockholders by the Stipulation. The Company shall not be responsible for payment of any sums greater than those so awarded by the Court. To date, Plaintiff’s counsel has not received any payments for their efforts on behalf of First Solar.
REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of First Solar and the Current First Solar Stockholders.

Why Did The Plaintiff Agree to Settle?
Plaintiff believes that the claims she has asserted in the Action on behalf of First Solar have merit. Plaintiff, however, recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeals. Plaintiff and her counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and her counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Based on their evaluation, Plaintiff and her counsel have determined that the Settlement set forth in the Stipulation is in the best interests of First Solar and confers substantial benefits upon First Solar and its stockholders. Plaintiff’s Counsel base this conclusion upon, among other things, their extensive investigation during the development, prosecution, and settlement of the Action, which included, inter alia: (i) inspecting, analyzing and reviewing First Solar’s press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) researching corporate governance issues; (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (iv) reviewing media reports and coverage of First Solar; (v) reviewing and analyzing relevant pleadings in the Class Action; (vi) reviewing the Company’s existing corporate governance policies and preparing a settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; and (vii) negotiating the settlement of this Action and the Stipulation.
Why Did the Defendants Agree to Settle?
The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to First Solar, or any wrongdoing whatsoever. The Individual Defendants deny that they acted contrary to the best interests of First Solar and its stockholders, and maintain that they have meritorious defenses to all claims alleged in the Action. Without admitting the validity of any of the claims Plaintiff has asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation of the claims so settled. Defendants believe that the Settlement is fair, reasonable, adequate, and is a benefit to First Solar. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is or may be construed or used as evidence of the validity of any of the Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.
THE SETTLEMENT HEARING AND YOUR RIGHT TO OBJECT, BE HEARD, AND ATTEND
On December 1, 2020, at 9:00 a.m., the Court will hold the Settlement Hearing via video or telephonic conference. The Court will disseminate dial-in or log-in information for the Settlement Hearing on the business day immediately preceding the date of the Settlement Hearing. DIAL-IN OR LOG-IN INFORMATION WILL ONLY BE PROVIDED TO THOSE CURRENT FIRST SOLAR STOCKHOLDERS WHO HAVE COMPLIED WITH THE PROCEDURE SPECIFIED HEREIN FOR APPEARING AT THE SETTLEMENT HEARING. The Settlement Hearing may be continued by the Court without further notice.
At the Settlement Hearing, the Court will consider (i) whether to enter an order approving the terms of the Settlement (including the release of claims against, among others, First Solar and the Individual Defendants) as fair, reasonable and adequate; (ii) whether a final judgment should be entered dismissing the Action with prejudice; (iii) whether the Court should award the Fee and Expense Award; and (iv) such other matters as may be necessary or proper under the circumstances.
You have the right to object to the proposed Settlement and you may, but are not required, to appear in person or through counsel at the Settlement Hearing to present such objections to the Settlement or the application for an award of attorneys’ fees and expenses. However, no Current First Solar Stockholder shall be permitted to object or be heard to present such objection to the approval of the proposed Settlement and award of attorneys’ fees and expenses unless that Current First Solar stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of Superior Court (1) a written objection to the Settlement setting forth: (a) the stockholder’s name, address, and telephone number; (b) the nature of the objection; (c) proof of current ownership of First Solar stock, including the number of shares of First Solar stock and the date of purchase; and (d) any documentation in support of such objection; and (2) if a Current First Solar Stockholder intends to appear in person, or through counsel, and requests to be heard at the Settlement Hearing, such stockholder must have provided, in addition to the requirements of (1) above, (a) a written notice of such stockholder’s intention to appear; and (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, signed as authorized by the objecting stockholder.
YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF SUPERIOR COURT NO LATER THAN NOVEMBER 17, 2020. The Superior Court Clerk’s address is:
CLERK OF SUPERIOR COURT
Superior Court of Arizona, Maricopa County
201 W. Jefferson Street,
Phoenix, Arizona 85003

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO DESIGNATED COUNSEL FOR THE SETTLING PARTIES (BY HAND, OVERNIGHT COURIER, OR FIRST CLASS MAIL). Counsel’s addresses are:

Eric L. Zagar
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087

Counsel for Plaintiff

Daniel Slifkin
Karin A. DeMasi
Lauren M. Rosenberg
CRAVATH, SWAINE & MOORE, LLP
Worldwide Plaza Residence
825 8th Ave
New York, NY 10019

Counsel for Defendants

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to counsel identified above. Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events regarding the Action, or the provisions of the Stipulation. There is additional information concerning the Settlement available in the Stipulation. You may inspect the Stipulation in-person, by mail, by phone, by fax, by email or online by following the instructions provided by the Clerk of Superior Court, Maricopa County, Arizona here: https://www.clerkofcourt.maricopa.gov/records/obtaining-records. Furthermore, the complete case docket listing each filing can be accessed online here: http://www.superiorcourt.maricopa.gov/docket/CivilCourtCases/caseInfo.asp?caseNumber=CV2013-009938. In response to COVID-19, to the extent possible, the Court encourages those seeking copies of public records to avoid in-person visits and use alternative options.
For more information concerning the Action and the Settlement, you may also call or write to: Kessler Topaz Meltzer & Check, LLP, c/o Eric L. Zagar, 280 King of Prussia Road, Radnor, PA 19087, Telephone: (610) 667-7706.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE SUPERIOR COURT CLERK’S OFFICE.